Exhibit 10.1

                                                    Johnson Worldwide Associates



                                  March 9, 1999


Mr. Ron Whitaker
1917 Second Place
Kenosha, WI  53140

Dear Ron:

       This letter will serve as our formal agreement with respect to your resignation from employment with Johnson Worldwide Associates, Inc. ("JWA"). In return for your compliance with all of the terms of this letter JWA will provide the separation arrangements set forth in this letter.

       1. Resignation from Employment. You hereby resign your employment with JWA, including your duties as an Executive Officer, effective March 9, 1999. Your resignation from all positions with JWA, and each of its divisions and subsidiaries, including positions as an officer and director, and as a member of any committee or administrative body relating to JWA and its businesses, is effective as of such date. You will provide JWA with such written resignations as JWA may request.

       Compensation Following Termination Date. 2. Commencing as of the eighth day after your execution of this letter agreement, provided there is no intervening revocation of the release given in paragraph 6 (referred to in this letter agreement as the "Effective Date"), JWA will pay to you monthly separation payments in the amount of Forty-three Thousand Eight Hundred Thirty-three Dollars and 33/100s ($43,833.33), reduced by applicable payroll and withholding taxes, for twelve (12) consecutive monthly pay periods. The period from the Effective Date to the end of the twelfth consecutive pay period thereafter is referred to in this letter agreement as the "Severance Payment Period." The aggregate gross amount of all such payments shall be Five Hundred Twenty-six Thousand Dollars ($526,000.00). JWA will initiate separation payments within five (5) business days of the beginning of the Severance Payment Period.

       (b) JWA shall make outplacement services available, without charge to you, through Right/Jannotta Bray during the Severance Payment Period.

       3. Benefit Benefits. (a) Your group employee medical coverage may continue during the Severance Payment Period provided you make a timely coverage continuation election pursuant to Internal Revenue Code Section 4980B and Sections 601-

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Mr. Ron Whitaker
March 9, 1999
Page 2




608 of the Employee Retirement Income Security Act of 1974 as amended ("COBRA continuation rights") following your resignation. You must pay active employee costs for any continued medical benefits during the Severance Payment Period and full COBRA continuation rights costs thereafter while medical benefits are continued pursuant to your COBRA continuation rights election. Your group life and disability benefits will end on your resignation date, and conversion rights, if any, under those programs are then available for the periods prescribed under each program.

       (b) Your participation in the Flexible Perquisite Spending Account program will terminate on your resignation date. You will be reimbursed for qualified expenses incurred as of your resignation date.

       (c) This letter agreement does not affect your rights to vested benefits under JWA's 401(k)/deferred profit sharing plan. You are, however, not eligible for any deferred profit sharing (retirement contribution) that will be paid to JWA employees for the fiscal year ending in 1999. In lieu of the amount that would otherwise have been contributed to your account for such fiscal year JWA will pay to you additional severance compensation equal to such amount in the month following the month such amount is finally determined. This payment of additional severance compensation is specifically identified as consideration for the release provided by you under paragraph 6.

       4. JWA Restricted Stock and Stock Options. (a) You are now vested in One Thousand Six Hundred Sixty-seven (1,667) shares of the Two Thousand Five Hundred (2,500) shares of restricted stock granted to you on January 1, 1997. Immediately following the Effective Date JWA will arrange for the transfer agent to issue to you a certificate without the restrictive legend for such shares. You shall also be deemed to be fully vested in the remaining Eight Hundred Thirty-three (833) shares of that restricted stock grant on the Effective Date. JWA will, immediately following such date, arrange for the transfer agent to issue to you a certificate for such shares without the restrictive legend. You are responsible for compliance with all securities laws, including those regarding insider trading, with regard to any JWA stock transactions.

       (b) You are two-thirds (2/3) vested in Seventy-five Thousand (75,000) shares of the stock option grant awarded to you under the 1994 Long-Term Incentive Plan on December 21, 1996, which plan is incorporated herein by this reference; you are one-third (1/3) vested in Twenty-five Thousand (25,000) shares of the stock option grant awarded to you under that plan on December 18, 1997; and you are not vested in any of the Fifteen Thousand (15,000) shares of the stock option grant awarded to you under that plan on December 16, 1998. Your vested stock options are exercisable in accordance with the terms of the Long-Term Incentive Plan and must be exercised no later than the close of business on the thirtieth day following your resignation date. Your nonvested stock options are forfeited and canceled as of your resignation date.

Mr. Ron Whitaker
March 9, 1999
Page 3




       5. Noncompetition, Confidentiality, Etc. (a) The Management Employee Agreement entered into between you and JWA is incorporated herein by this reference as a part of this letter agreement and shall remain in effect according to its terms and conditions, subject to the following regarding its restrictions against competition with JWA. It is mutually agreed between you and JWA that the term "JWA Competitor," as used in your Management Employee Agreement, means businesses that manufacture and/or distribute wholesale small motor or non-motor personal water craft and leisure boats, electric motors for water craft, personal or commercial tents, personal scuba diving equipment, fishing rods, reels, and line, and camping equipment in North America, Europe, Asia, or Australia.

       (b) You further agree to reasonably cooperate with JWA, its financial and legal advisors and/or government officials, in any claims, investigations, administrative proceedings including without limitation environmental proceedings, lawsuits, and other legal, internal or business matters, as reasonably requested by JWA during the Restricted Period and for two (2) years thereafter. You will be paid One Thousand Dollars ($1,000) (in addition to any other amounts to which you may be entitled hereunder) for each day on which such service is performed at the request of JWA and, to the extent you incur travel or other expenses with respect to such activities, JWA will reimburse you for such reasonable expenses when submitted according to regular corporate procedures.

       6. Release and Covenants. (a) In consideration of the payments and benefits provided hereunder, particularly the additional compensation described in paragraphs 2 and 3, you, on behalf of yourself, your spouse, heirs, executors, administrators, agents, successors, assigns and representatives of any kind (hereinafter collectively referred to as the "Releasors") confirm that Releasors have released JWA, and each of its subsidiaries, affiliates, their employees, successors, assigns, executors, trustees, directors, advisors, agents and representatives, and all their respective predecessors and successors (hereinafter collectively referred to as the "Releasees"), from any and all actions, causes of actions, charges, debts, liabilities, accounts, demands, damages and claims of any kind whatsoever including, but not limited to, those arising under any labor, employment discrimination (including, without limitation, the Age Discrimination in Employment Act of 1967, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act, the Wisconsin Fair Employment Act, as amended), contract or tort laws, equity or public policy, or negligence standard, whether certain or speculative, which against any of the Releasees, any of the Releasors ever had, now has, or hereafter shall have or can have. You further covenant that you will not initiate any action, claim or proceeding against any of the Releasees for any of the foregoing, nor will you participate, assist, or cooperate in any such action, claim, or proceeding unless required to do so by law.

       (b) Notwithstanding the foregoing, this letter agreement does not waive rights, if any, you or your successors and assigns may have under or pursuant to, or release any member of Releasees from obligations, if any, it may have to you or to your successors

Mr. Ron Whitaker
March 9, 1999
Page 4




and assigns on claims arising out of, related to or asserted under or pursuant to, this letter agreement or any indemnity agreement or obligation contained in or adopted or acquired pursuant to any provision of the charter or by-laws of JWA or its subsidiaries or affiliates or in any applicable insurance policy carried by JWA or its affiliates for any matter which arises or may arise in the future in connection with your employment with JWA.

       (c) You hereby acknowledge that you have at least twenty-one (21) days to review this letter agreement from the date you first receive it and you have been advised to review it with an attorney of your choice. You further understand that the twenty-one (21) day review period ends when you sign this agreement. You also have seven (7) days after your signing of this agreement to revoke the grant of this release by so notifying JWA in writing. Any revocation by you under this paragraph 6(c), however, is not effective with regard to paragraph 1 hereof and your termination of employment with JWA shall remain in effect as set forth therein. You further acknowledge that you have carefully read this letter agreement, know and understand the contents thereof and its binding legal effect. You sign the same of your own free will and act, and it is your intention that you be legally bound thereby.

       (d) You agree to keep this letter agreement confidential and not to reveal its contents to anyone other than your attorney, financial consultant, tax auditor, and immediate family members. The provisions of this paragraph 6(d) shall not apply to any truthful statement required to be made by you in any legal proceeding or government or regulatory investigation, provided, however, that prior to making such statement you will give JWA reasonable notice and, to the extent you are legally entitled to do so, afford JWA the ability to seek a confidentiality order.

       7. Noncompliance. The additional payments and benefits provided to you pursuant to paragraphs 2, 3(c), and 4(a) are conditioned upon your compliance with all of the terms and conditions of this letter agreement, particularly paragraphs 4, 5, and 6. Each of the aforementioned provisions are material terms of this letter agreement, and in the event of any violation of any such provision of this letter agreement by you or anyone acting at your direction or in the event you or anyone acting at your direction at any time shall substantially denigrate any of the Releasees, including without limitation by way of news media or the expression to news media of personal views, opinions or judgments, JWA shall be entitled to withhold and terminate all aforementioned payments provided or to be provided in paragraphs 2, 3(c), and 4(a), and you agree to repay to JWA all payments paid to you pursuant to such paragraphs and/or JWA shall be entitled to recover any of the amounts paid to you pursuant to such paragraphs without waiving the right to pursue any other available legal or equitable remedies.

       8. Tax Payments, Withholding and Reporting. You recognize that the payments and benefits provided under this letter agreement including without limitation those provided pursuant to paragraphs 2 and 3(c) may result in taxable income to you which JWA and its affiliates will report to their appropriate taxing authorities. JWA and its affiliates

Mr. Ron Whitaker
March 9, 1999
Page 5




shall have the right to deduct from any payment made under this letter agreement to you any federal, state, local or other income, employment or other taxes it determines are required by law to be withheld with respect to such payments or benefits provided hereunder or to require payment from you which you agree to pay upon demand, for the purpose of satisfying any such withholding requirement.

       9. Severability In the event any one or more of the provisions of this letter agreement (or any part thereof) shall for any reason be held to be invalid, illegal or unenforceable, the remaining provisions of this letter agreement (or part thereof) shall be unimpaired, and the invalid, illegal or unenforceable provision (or part thereof) shall be replaced by a provision (or part thereof), which, being valid, legal and enforceable, comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provisions. However, in the event that any such provision of this letter agreement (or part thereof) is adjudged by a court of competent jurisdiction to be invalid, illegal or unenforceable, but that the other provisions (or part thereof) are adjudged to be valid, legal and enforceable if such invalid, illegal or unenforceable provision (or part thereof) were deleted or modified, then this letter agreement shall apply with only such deletions or modifications, or both, as the case may be, as are necessary to permit the remaining separate provisions (or part thereof) to be valid, legal and enforceable.

       10. Indemnification. JWA shall indemnify you and your successors and assigns against all Liabilities (as now defined in JWA's bylaws) incurred by you or on your behalf in connection with any Proceeding (as now defined in JWA's bylaws) in which you are a Party (as now defined in JWA's bylaws) because you were a director or officer of JWA, to the fullest extent permitted or required by the Wisconsin Business Corporation Law, notwithstanding any amendment that may hereafter be made to the charter or bylaws of JWA.

       11. Other Provisions. All the terms of our agreement are embodied in this letter agreement, which incorporates by reference your Management Employee Agreement and the Johnson Worldwide Associates, Inc. 1994 Long-Term Stock Incentive Plan, and it fully supersedes any and all prior agreements or understandings between you and any Releasee. This letter agreement shall be governed by the substantive laws of the State of Wisconsin without regard to its conflict of laws provisions. The parties agree that any proceeding to resolve any dispute arising hereunder will be brought only in the courts of the State of Wisconsin or in the courts of the United States of America for the Eastern District of Wisconsin, and that each party irrevocably submits to such jurisdiction, and hereby waives any and all objections as to venue, inconvenient forum and the like. It is the intention of the parties hereto, however, that to the extent practicable, the parties will endeavor to settle any dispute arising hereunder first through the process of non-binding mediation to be conducted in Milwaukee, Wisconsin. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

Mr. Ron Whitaker
March 9, 1999
Page 6




       If  you  find  that  the  foregoing   satisfactorily  states  our  mutual
understanding, please sign and date the enclosed copy of this letter agreement in the spaces indicated below and return it to me.

                               Sincerely yours,

                               JOHNSON WORLDWIDE ASSOCIATES, INC.



                               By  /s/ Thomas F. Pyle, Jr.
                                       Thomas F. Pyle, Jr., Compensation
                                       Committee Chairman


                  Agreed and Accepted this 9th day of March, 1999.

                               /s/ Ronald C. Whitaker
                               Ronald C. Whitaker